UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Tollgrade Communications, Inc.

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NEWS RELEASE
Contact: Bob Butter, Communications / Office: 412-820-1347/ bbutter@tollgrade.com
TOLLGRADE ANNOUNCES FILING OF INVESTOR PRESENTATION
Management to Embark on Series of Nationwide Investor Meetings
PITTSBURGH, July 17, 2009 — Tollgrade Communications, Inc. (NASDAQ: TLGD) today announced that, in connection with management’s upcoming meetings with investors across the country, it has filed with the Securities and Exchange Commission its Investor Presentation. Shareholders may obtain a copy of the investor presentation for free at the SEC’s website at http://www.sec.gov and at Tollgrade’s website at http://www.tollgrade.com.
“Given the substantial progress that Tollgrade has been achieving in effecting its transformation, it is unfortunate that a dissident group seems steadfastly committed to continuing a distracting, disruptive and costly proxy contest that only serves to interfere with the progress we are making,” said Joseph A. Ferrara, Tollgrade’s Chairman, CEO and President. “As such, in addition to having the opportunity to solicit shareholder input and ideas as to how we can continue to grow shareholder value and position Tollgrade for long-term growth, market leadership and a return to profitability, we are also looking forward to detailing for our shareholders how the dissident group’s actions have the potential to jeopardize Tollgrade’s transformation. In our meetings with shareholders, we plan to call their attention to the following:
•	We recently appointed telecom industry veterans, Charles E. Hoffman and Edward H. Kennedy, both of whom have close to three decades of experience in the telecom industry, as the newest independent members of the Tollgrade Board of Directors.

•	The additions to the Tollgrade Board of Edward H. Kennedy and Charles E. Hoffman are both the result of a comprehensive search process that we initiated a number of months ago to identify highly qualified telecom industry experts with deep operating experience who would be appropriate candidates to serve as independent members of the Tollgrade Board.

•	Our good fortune in being able to attract such highly qualified and very experienced candidates to the Tollgrade Board, like Edward H. Kennedy and Charles E. Hoffman, is further evidence that Tollgrade is moving in the right direction and continuing to make significant and substantial progress as we continue our transformation.

•	Given their years of telecom industry experience as well as their experience as CEOs and public company board members, we expect both Edward H. Kennedy and Charles E. Hoffman to be tremendous resources to Tollgrade as we continue our transformation and refocus Tollgrade’s core business on our service assurance offerings to the telecom
TOLLGRADE COMMUNICATIONS, INC.
493 Nixon Road / Cheswick, PA 15024
412-820-1400 / 800-878-3399 / Fax: 412-820-1530 / Telco Support: 800-777-54 05
www.tollgrade.com

market and position Tollgrade for long-term growth, a return to profitability, market leadership and increasing returns for investors.

•	With the appointment to the Tollgrade Board of Charles E. Hoffman and Edward H. Kennedy, one-third of the members of the Tollgrade Board (Joseph A, Ferrara, Charles E. Hoffman and Edward H. Kennedy) have extensive telecom industry experience with leading telecom companies (e.g., Ericsson, Inc., Marconi Corporation plc, Tellabs, Ocular Networks, Alcatel, Newbridge Networks Corporation, Covad Communications Group, Inc., Rogers Wireless, Inc., Sprint PCS, AT&T and SBC)

•	The Ramius Group’s proposed nominees, Scott C. Chandler and Edward B. Meyercord, III, who are being portrayed by the Ramius Group as telecom industry experts, have significantly less telecom industry expertise than Tollgrade’s newest independent directors, Charles E. Hoffman and Edward H. Kennedy.

•	Given Mr. Chandler’s experience in leading Rhythms NetConnections, Inc. first into an “internet bubble” valuation of $9 billion and thereafter into a bankruptcy and liquidation where shareholders ultimately received $0 for their shares while, prior to the collapse of Rhythms, Mr. Chandler sold shares in Rhythms for close to $2 million in proceeds, we question why none of this information has been publicly disclosed by the Ramius Group in its public communications with shareholders. Nor is there any mention of any of the shareholder lawsuits that Mr. Chandler was forced to defend following the collapse of Rhythms, one of which did not get resolved until April of 2009, almost eight years after Rhythms filed for bankruptcy, and resulted in a payment to the plaintiffs of $17.5 million.

•	Given Mr. Meyercord’s experience serving in senior leadership positions at Talk America, Inc. during a time when it was the subject of multiple state and federal investigations into its marketing and billing practices (and during a time when Talk America entered into two consent decrees with the Federal Communications Commission) and had numerous accounting and internal control issues (that ultimately led to a restatement of Talk America’s financial statements), we question why none of this information has been publicly disclosed by the Ramius Group in its public communications with shareholders.”
The appointment to the Tollgrade Board of Charles E. Hoffman and Edward H. Kennedy marks another significant milestone achieved in the execution of a comprehensive strategic plan to transform Tollgrade and position it for sustainable growth. In 2008, the Board retained the investment banking firm of Needham & Company to help evaluate a range of strategic alternatives to enhance shareholder value. As part of this process, the Board was also unanimous in its view that Tollgrade would benefit from the addition of independent directors with deep experience in the telecom sector. The Tollgrade Board retained CT Partners, a nationally-recognized executive search firm, to assist in identifying candidates. Messrs. Hoffman and Kennedy are the first candidates selected through this process to join the Board.
Also from this process, the Tollgrade Board developed a comprehensive strategic plan to refocus Tollgrade’s business by emphasizing its service assurance offerings to the telecom market and has already executed on a number of fronts to enhance shareholder value, including selling off non-core assets such as Tollgrade’s cable product line in May 2009 as it did not support the refocused growth strategy. Other results from refocusing efforts to date include: bolstering cash reserves, streamlining operations and reducing corporate overhead, winning a new major multiyear managed services contract, and making key management changes to strengthen the leadership and functional expertise needed to execute Tollgrade’s growth strategy.
Important Information
In connection with the solicitation of proxies, Tollgrade Communications, Inc. has filed with the SEC and mailed to shareholders on or about June 22, 2009 a definitive proxy statement in connection with its 2009 Annual Meeting of Shareholders. A supplement to this proxy statement was filed with the SEC and mailed to shareholders on or about July 7, 2009 and it amends, supplements and, to the extent inconsistent, supersedes the corresponding information previously sent to the shareholders of Tollgrade. Tollgrade, its directors, nominees for director and certain officers, employees and other persons are deemed to be participants in the solicitation of proxies from shareholders in connection with the 2009 Annual Meeting of Shareholders. Information regarding the interests of such participants is included in the definitive proxy statement, the supplement thereto and other relevant documents filed and to be filed by Tollgrade with the SEC in connection with the proxy solicitation. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TOLLGRADE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the definitive proxy statement, the supplement thereto and any other documents filed by Tollgrade with the SEC in connection with the proxy solicitation at the SEC’s website at http://www.sec.gov and Tollgrade’s website at http://www.tollgrade.com.
About Tollgrade
Tollgrade Communications, Inc. is a leading provider of network service assurance products and services for centralized test systems around the world. Tollgrade designs, engineers, markets and supports centralized test systems, test access and next generation network assurance technologies. Tollgrade’s customers range from the top telecom providers, to numerous independent telecom and broadband providers around the world. Tollgrade’s network testing, measurement and monitoring solutions support the infrastructure of telecom companies, as well as for power distribution companies. For more information, visit Tollgrade’s web site at www.tollgrade.com.
Forward-Looking Statements
The foregoing release contains “forward-looking statements” regarding future events or results within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cautions readers that such “forward-looking statements” are, in fact, predictions that are subject to risks and uncertainties and that actual events or results may differ materially from those anticipated events or results expressed or implied by such forward-looking statements. The Company disclaims any current intention to update its “forward-looking statements,” and the estimates and assumptions within them, at any time or for any reason. Any number of factors that could cause actual events or results to differ materially from those contained in the “forward-looking statements” is included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including, but not limited to, the Company’s Form 10-K for the year ended December 31, 2008 and any subsequently filed reports. All documents are also available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at www.sec.gov or from the Company’s website at www.tollgrade.com.
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